Exhibit 10.1

the digital engagement company

FIRST AMENDMENT

TO

ROGER “ARI” KAHN’S EMPLOYMENT Agreement

This First Amendment (the “First Amendment”) is entered into by and between Bridgeline Digital, Inc., a Delaware Corporation (“Company”) and Roger “Ari” Kahn (“Employee”), collectively referred to as the parties (the “parties”), and is effective May 10, 2016.

WHEREAS, Company and Employee are parties to that certain Employment Agreement (the “Employment Agreement”) with an effective date of August 24, 2015;

WHEREAS, the parties now desire to modify the Employment Agreement, and in accordance with Article 7, General Provisions, Section 7.5 Modification, may do so accordingly:

WHEREAS, the parties now desire modify the Employment Agreement as set forth below;

NOW, THEREFORE, the Employment Agreement is hereby amended and those Sections specifically cited are hereby replaced in their entirety as follows:

1.	ARTICLE 1 TERM OF EMPLOYMENT

Section 1.1          Specified Period. Employer hereby employs Employee, and Employee hereby accepts employment with Employer for the term of beginning on May 9, 2016, and terminating on September 30, 2017 (“Initial Term”).

2.	ARTICLE 2 Duties and Obligations of Employee

Section 2.1     General Duties. Employee shall serve as Chief Executive Officer and President for the Employer. In such capacity, Employee shall do and perform all services, acts or things consistent within the scope of his employment and with the Employee’s skill and expertise in accordance with the instructions of and policies set by the Bridgeline Board of Directors. Employee shall perform such services at 80 Blanchard Road, Burlington, Massachusetts and Employer’s New York, New York office, or at such other location as may be designated by Employer. Employer shall pay to Employee up to two thousand nine hundred dollars and zero cents ($2,900.00) per month, via payroll or other means mutually agreed upon by Employer and Employee, in living expenses directly related to accommodations and utilities in Burlington, Massachusetts. The Employee shall be available to make business trips within the United States and globally for the purpose of meeting with and consulting with other members of the Employer’s management, as well as with present and proposed customers and parties with whom the Employer does business, all on reasonable terms, bearing in mind the position of the Employee.

the digital engagement company

3.	ARTICLE 6 Payments to Employee Upon Termination

Section 6.4     Definition.     A “Change in Control” will be deemed to have occurred only if any of the following events have occurred:

“Change of Control” means

(i)

any “person”, as such term is used in Section 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership in stock of the Company) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii)

individuals who constitute the Board (as of the date hereof, the “incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company stockholders, was approved by a vote of at least a majority of the directors them comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms used in Rule 14a-11 of Regulation 14A under the Exchange Act) will be, for purposes of this Employment Agreement, considered as though such person were a member of the Incumbent Board; or

(iii)

the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, and such merger or consolidation is consummated, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation of the Company or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquires more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or

(iv)

the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

the digital engagement company

(v)

If, within twelve (12) months of a Change of Control, as defined herein, there is a material diminution in the nature or scope of the Employee’s responsibilities, duties and/or authority, Section 6.3 Termination Without Cause; Termination for Good Reason, 6.3(c) shall be applicable.

4.

This First Amendment supersedes any and all prior agreements, and understandings between the parties to the extent it modifies or changes the Employment Agreement. Except as expressly modified by this First Amendment, the terms of the Employment Agreement remain in full force and effect.

5.	Terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

6.	This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

BRIDGELINE DIGITAL, INC.		EMPLOYEE, ROGER “ARI” KAHN

By:		By:

Name	(print):	Name	(print):

Title:		Title:

Date:		Date: